Exhibit (7)(a)

AMENDMENT TO FUND

PARTICIPATION AGREEMENT

AMONG

THE ALGER AMERICAN FUND,

FRED ALGER AND COMPANY, INCORPORATED,

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Fund Participation Agreement among The Alger American Fund, Fred Alger and Company, Incorporated, and Jefferson National Life Insurance Company, dated March 31, 1995, as amended (the “Agreement”), as follows;

1.                      Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto;

2.                      The third “Whereas” clause is hereby amended in its entirety to read as follows: “WHEREAS, shares of beneficial interest in the Trust are divided into certain series which are available for purchase by the Company for the Accounts;”

3.                      The Alger American Fund is hereby replaced with The Alger Portfolios pursuant to a fund name change;

4.                      Fred Alger and Company, Incorporated is hereby corrected to Fred Alger & Company, Incorporated;

5.                      Jefferson National Life Insurance Company of New York is hereby added as a party;

6.                      All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of January 1, 2015.

THE ALGER PORTFOLIOS

By:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

FRED ALGER & COMPANY, INCORPORATED

By:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Senior Vice President

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel and Secretary

JEFFERSON NATIONAL LIFE INSURANCE
COMPANY OF NEW YORK

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel & Secretary

SCHEDULE A

Account(s)	Form #

- Jefferson National Life Annuity Account C	22-4025 (Individual)
32-4000 (Group)

- Jefferson National Life Annuity Account E	22-4047/32-4003 (Achievement)
22-4048/32-4002 (Educator)

- Jefferson National Life Annuity Account F	22-4061

- Jefferson National Life Annuity Account G	22-4056; JNL-2300; JNL-2300-1; JNL 2300-2

- Jefferson National Life Annuity Account H	CVIC-2000 or —2001 (state specific)

- Jefferson National Life Annuity Account I	CVIC-2004 or —2005(state specific)

- Jefferson National Life Annuity Account J	JNL-2100

- Jefferson National Life Annuity Account K	JNL-2200

- Jefferson National Life Account L	CVIC-1001 and —1003

- Monument Advisor New York